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                                                                   EXHIBIT 23.13


                                                           March 10, 1995

     I hereby consent to being named in the registration statement as a person about to become a director of Salick Health Care, Inc.

                                            Very truly yours,


                                            /s/ Clifford Richard Guy
                                            ---------------------------------
                                            Dr. Clifford Richard Guy